UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K
 _______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 31, 2017

OrangeHook, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	000-54249	27-1230588
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

319 Barry Avenue South #300
Wayzata, Minnesota 55391
 (Address of Principal Executive Offices including Zip Code)

(442) 500-4665
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
On July 31, 2017, OrangeHook, Inc., a Minnesota corporation and wholly-owned subsidiary of OrangeHook, Inc., a Florida corporation ("OrangeHook MN" and the "Company," respectively), entered into a Commercial Promissory Note with MEZ Capital, LLC, a Minnesota limited lability company ("MEZ"), in the principal amount of $1,000,000 (the "Note"). The maturity date of the Note is October 30, 2017, ("Maturity Date"). The terms of the Note call for OrangeHook MN to pay a loan discount fee of $50,000 and a stated amount of interest of $90,000 in full by August 30, 2017.  The Note may be extended for an additional 90-day period until January 28, 2018 under the same terms if there has been no default under the Note or personal guaranties, except that the discount fee will be added to the principal amount of the Note at the time of extension, and the stated interest amount will be due on the extended Maturity Date.  The Note is supported by a confession of judgment by the Company and five personal guarantees and confessions of judgment, including those of board members James Mandel, Jeffrey Hattara, Donald Miller and Whitney Peyton.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORANGEHOOK, INC.

Dated:   August 4, 2017
By:  /s/   James L. Mandel
               James L. Mandel
               President and Chief Executive Officer